UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 1, 2017

PennyMac Financial Services, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-35916	80-0882793
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

3043 Townsgate Road, Westlake Village, California	91361
(Address of principal executive offices)	(Zip Code)

(818) 224‑7442

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01    Entry into a Material Definitive Agreement.

On September 1, 2017, PennyMac Financial Services, Inc. (the “Company”), through two of its controlled subsidiaries, PennyMac Loan Services, LLC (“PLS”) and Private National Mortgage Acceptance Company, LLC (“PNMAC”), entered into an amendment (the “BANA Participation Amendment”) to the terms of its Mortgage Loan Participation Purchase and Sale Agreement, dated August 13, 2014, by and among Bank of America, N.A. (“BANA”), on the one hand, and PLS, as seller, and PNMAC, as guarantor, on the other hand (the “BANA Participation Agreement”). The obligations of PLS under the BANA Participation Agreement are fully guaranteed by PNMAC and the mortgage loans are serviced by PLS.

Pursuant to the terms of the BANA Participation Agreement, PLS may sell to BANA participation certificates, each representing an undivided beneficial ownership interest in a pool of mortgage loans that have been pooled with Fannie Mae, Freddie Mac or Ginnie Mae and are pending securitization. In connection with its sale of any participation certificate, PLS also assigns to BANA a take-out commitment, which evidences PLS’ right to sell to a third-party investor the security backed by the mortgage loans underlying the related participation certificate.

Pursuant to the BANA Participation Amendment, BANA agreed to increase the aggregate transaction limit of purchase prices for participation certificates owned by BANA from $250 million to $550 million plus the amount of any temporary increase agreed to by BANA for so long as such temporary increase is in effect.  The BANA Participation Agreement is set to expire on May 25, 2018.  All other terms and conditions of the BANA Participation Agreement remain the same in all material respects.

The Company, through PLS, is required to pay BANA a facility fee relating to the BANA Participation Amendment, as well as all reasonable fees and out-of-pocket expenses incurred by BANA in connection with the preparation of the BANA Participation Amendment.

The foregoing descriptions of the BANA Participation Amendment, the BANA Participation Agreement and the related guaranty by PNMAC do not purport to be complete and are qualified in their entirety by reference to (i) the full text of the BANA Participation Amendment, which has been filed with this Current Report on Form 8-K as Exhibit 10.1; (ii) the descriptions of the BANA Participation Agreement and the related guaranty in Item 5 of the Company’s Quarterly Report on Form 10-Q as filed on August 14, 2014; (iii) the full text of the BANA Participation Agreement and the related guaranty attached thereto as Exhibits 10.72 and 10.73, respectively; and (iv) the full text of any amendments to the BANA Participation Agreement filed thereafter with the SEC.

Item 2.03    Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 9.01    Financial Statements and Exhibits.

(d)  Exhibits.

Exhibit No.	Description

10.1

Amendment No. 6 to Mortgage Loan Participation Purchase and Sale Agreement, dated as of September 1, 2017, by and among Bank of America, N.A., PennyMac Loan Services, LLC and Private National Mortgage Acceptance Company, LLC

EXHIBIT INDEX

Exhibit No.	Description

10.1

Amendment No. 6 to Mortgage Loan Participation Purchase and Sale Agreement, dated as of September 1, 2017, by and among Bank of America, N.A., PennyMac Loan Services, LLC and Private National Mortgage Acceptance Company, LLC

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PENNYMAC FINANCIAL SERVICES, INC.

Dated: September 8, 2017	/s/ Andrew S. Chang
Andrew S. Chang Senior Managing Director and Chief Financial Officer